                                                                      Exhibit 99


       Heller Financial Reports Record 1999 Second Quarter Net Income,
             Continued Revenue, Margin, and Efficiency Improvement

Chicago--(July 20, 1999)--Heller Financial, Inc. (NYSE: HF) today reported record net income of $58 million for the second quarter of 1999, an increase of 14 percent over second quarter 1998. For the six months ended June 30, 1999, net income was a record $115 million, an increase of 16 percent over the prior year period. The earnings growth for the second quarter and first half of the year was driven by strong new business volume, improvement in net margins, continued focus on operational efficiency, and continued strong performance in the credit quality of Heller's portfolio.

     Net income applicable to common stock was $51 million for the quarter and $101 million for the six months, increases over the prior year periods of 11 percent and 13 percent, respectively. Pro forma diluted earnings per share, adjusted for the impact of Heller's May 1, 1998 initial public offering of common stock, were $.57 for the second quarter and $1.12 for the six months, 12 percent and 13 percent increases, respectively.

     "This quarter's performance builds on our long track record of delivering on our commitments to our clients and shareholders," said Chairman and Chief Executive Officer Richard J. Almeida. "Our second quarter performance is also impressive in light of a particularly strong second quarter in 1998. Our strategies are generating the results that we expected, and Heller has excellent momentum going in to the remainder of 1999."

     Highlights included:

     New business volume totaled $1.8 billion for the quarter and $3.0 billion year-to-date. Exclusive of Real Estate CMBS volume, Heller's new business volume grew 11 percent for the quarter and seven percent for the year vs. the prior year periods. New business for the quarter was particularly strong in Heller Corporate Finance, Heller Small Business, and Heller Leasing Services. As of June 30, Heller's total lending assets and investments grew to $14.6 billion, an eight percent increase over December 31, 1998, and a 14 percent increase over June 30, 1998. Factoring volume increased five percent for the quarter over the prior year period due in part to the strong performance of Factofrance, whose factoring volume increased 11 percent compared to the second quarter of 1998. Year-to-date, factoring volume was up seven percent.

     Operating revenues for the quarter were $225 million, a 16 percent increase over second quarter 1998. Year-to-date operating revenues were $448 million, up 18 percent over the same period in 1998. The strong growth in operating revenue was fueled by increases in net interest income and fees and other income. Net interest income increased 12 percent for the quarter and 13 percent for the first half compared to the prior year periods, due to improvement in Heller's net interest margins and growth in the Company's portfolio of lending assets.

     Net interest margin for the second quarter and first half of 1999 was 3.7 percent, in line with the prior year's quarter and up from the 1998 first half margin of 3.6 percent. Heller's operating margin improved to 7.0 percent for the quarter and 7.2 percent for the first half, up from 6.9 percent and 6.8 percent for the respective prior year periods.

     Credit quality in Heller's portfolio remained strong. Net writedowns totaled $23 million during the quarter, or 0.7 percent of average lending assets on an annualized basis. Year-to-date net writedowns totaled $45 million, or 0.7 percent of average lending assets on an annualized basis. Write-down levels for both the second quarter and first half are consistent with Heller's target levels. Heller's nonearning assets declined to 1.7 percent of total lending assets, and remain favorable to Heller's target range of two to four percent. The Company's loan loss reserve at the end of the quarter was 2.2 percent of receivables, and remains in excess of 100 percent of nonearning receivables.

     Operating expenses totaled $107 million for the second quarter and $215 million for the first half of 1999, increases of eight percent and 11 percent respectively. Expense growth was primarily related to Heller's fourth quarter 1998 acquisition of certain assets from the Dealer Products Group of Dana Commercial Credit, now part of Heller's Global Vendor Finance unit. Excluding the effect of the acquisition, operating expenses were down $4 million for the quarter and $1 million for the first half. Heller's efficiency ratio for the quarter and the half was 48 percent vs. 51 percent for the prior year periods, in line with the Company's stated 1999 goal.

     Heller Financial, Inc. is a worldwide commercial finance company providing a broad range of financing solutions to middle-market and small business clients. With over $14 billion in owned and managed assets, Heller offers equipment financing and leasing, vendor and sales finance programs, factoring and working capital loans, collateral- and cash flow-based financing, and financing for commercial real estate. Heller also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia, Australia and Latin America. Heller's common stock is listed as "HF" on the New York and Chicago Stock Exchanges. Heller's website is http://www.hellerfin.com.

     Certain statements made herein are or may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. No assurances can be given that any predicted results will actually be achieved and actual results could differ materially from those predicted as the result of the factors discussed in the Company's periodic reports filed with the Securities and Exchange Commission.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)

                                    ASSETS

                                                 June 30,      December 31,
                                                   1999            1998
                                                -----------    -------------
                                                (unaudited)      (audited)
Cash and cash equivalents....................      $   840          $   529
Receivables..................................       12,796           11,854

Less: Allowance for losses of receivables....          285              271
                                                   -------          -------

     Net receivables.........................       12,511           11,583

Investments..................................        1,525            1,338
Investments in international joint ventures..          217              235
Other assets.................................          685              681
                                                   -------          -------

     Total assets............................      $15,778          $14,366
                                                   =======          =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Senior debt
 Commercial paper and short-term borrowings.....   $ 4,291          $ 3,681
 Notes and debentures...........................     7,590            6,768
                                                   -------          -------

     Total senior debt..........................    11,881           10,449

Credit balances of factoring clients............     1,292            1,441
Other payables and accruals.....................       578              504
                                                   -------          -------

     Total liabilities..........................    13,751           12,394

Minority interest...............................         9               10

Stockholders' equity
  Preferred stock...............................       400              400

  Common stockholders' equity...................     1,618            1,562
                                                   -------          -------

     Total stockholders' equity.................     2,018            1,962
                                                   -------          -------

     Total liabilities and stockholders' equity.   $15,778          $14,366
                                                   =======          =======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (in millions, except per share information)
                                  (unaudited)

                                                                   Three Months Ended           Six Months Ended
                                                                        June 30,                    June 30,
                                                               --------------------------  --------------------------
                                                                   1999          1998          1999          1998
                                                               ------------  ------------  ------------  ------------

Interest Income............................................         $ 274         $ 252         $ 536         $ 506

Interest Expense...........................................           156           147           305           302
                                                                    -----         -----         -----         -----
   Net interest income.....................................           118           105           231           204

Fees and other income......................................            69            50           143           103

Factoring commissions......................................            30            32            58            59

Income of international joint ventures.....................             8             7            16            14
                                                                    -----         -----         -----         -----
   Operating revenues......................................           225           194           448           380

Operating expenses.........................................           107            99           215           193

Provision for losses.......................................            30            17            59            32
                                                                    -----         -----         -----         -----
   Income before income taxes and minority interest........            88            78           174           155

Income tax provision.......................................            29            26            58            53

Minority interest..........................................             1             1             1             3
                                                                    -----         -----         -----         -----
   Net income..............................................         $  58         $  51         $ 115         $  99
                                                                    =====         =====         =====         =====
   Dividends on preferred stock............................         $   7         $   5         $  14         $  10
                                                                    =====         =====         =====         =====
      Net income applicable to common stock................         $  51         $  46         $ 101         $  89
                                                                    =====         =====         =====         =====
      Basic and diluted net income applicable to
        common stock per share (1).........................         $0.57         $0.60         $1.12         $1.39
                                                                    =====         =====         =====         =====
      Pro forma basic and diluted net income
        applicable to common stock per share (1)...........         $0.57         $0.51         $1.12         $0.99
                                                                    =====         =====         =====         =====

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                                  (unaudited)


SELECTED DATA AND RATIOS                            For the Three Months                For the Six Months
(dollars in millions)                                  Ended June 30,                     Ended June 30,
                                                ----------------------------       ----------------------------
                                                    1999           1998                1999           1998
                                                -------------  -------------       -------------  -------------
Profitability:
--------------
Pro forma net income applicable to
  common stock per share (1):
    Basic                                              $0.57          $0.51               $1.12          $0.99
    Diluted                                             0.57           0.51                1.12           0.99

Net income applicable to common
  stock per share (actual) (1):
    Basic                                               0.57           0.60                1.12           1.39
    Diluted                                             0.57           0.60                1.12           1.39

Return on average common
  stockholders' equity (2)                              12.8%          14.3%               12.8%          14.1%

Return on AFE (3)                                        1.8            1.8                 1.9            1.8

Net interest income as a percentage of
  AFE (3)                                                3.7            3.7                 3.7            3.6

Non-interest operating revenues as a
  percentage of AFE (3)                                  3.3            3.2                 3.5            3.2

Total operating revenues as a
  percentage of AFE (3)                                  7.0            6.9                 7.2            6.8

Operating expenses as a percentage of
  AFE (3)                                                3.3            3.5                 3.5            3.4

Operating expenses to operating revenues                47.6           51.0                48.0           50.8

Operating expenses to AMA (4)                            3.0            3.2                 3.1            3.1

Gross writedowns                                       $  25          $  23               $  52          $  43

Gross recoveries                                       $   2          $  22               $   7          $  27

                                                          June 30,            December 31,            June 30,
                                                            1999                  1998                  1998
                                                     ------------------    ------------------    ------------------
Credit Quality:
---------------
Ratio of earning loans delinquent 60 days or
more to receivables                                         1.5%                  1.6%                  1.5%

Ratio of total nonearning assets to total lending
assets                                                      1.7                   1.8                   1.3

Ratio of net writedowns to average lending
assets (annualized)                                         0.7                   0.7                   0.3

Ratio of allowance for losses of receivables to
receivables                                                 2.2                   2.3                   2.4

Ratio of allowance for losses of receivables to
nonearning receivables                                      136%                  130%                  188%

                                                          June 30,            December 31,            June 30,
                                                            1999                  1998                  1998
                                                     ------------------    ------------------    ------------------
Leverage:
---------
Ratio of debt (net of short-term investments) to
total stockholders' equity                                   5.6x                  5.2x                  5.5x

Ratio of commercial paper and short-term
borrowings to total debt                                      36%                   35%                   35%

Other: (dollars in millions)

Total lending assets and investments                      $14,550               $13,430               $12,780

Average lending assets                                     12,250                11,506                10,959

Total common stockholders' equity                           1,618                 1,562                 1,489

Average common stockholders' equity                         1,590                 1,392                 1,269

Funds employed (3)                                         13,258                11,989                11,516

Average funds employed (3)                                 12,512                11,814                11,331

Managed assets (4)                                         14,434                13,664                12,714

Average managed assets (4)                                 13,924                13,007                12,439

(1) Based on 90,067,000 basic and 90,127,000 diluted weighted average shares of common stock outstanding for the quarter ended June 30, 1999 and 90,072,000 basic and 90,109,000 diluted weighted average shares of common stock outstanding for the six months ended June 30, 1999. The diluted weighted average shares as of June 30, 1999, include the effect of 2.3 million stock options issued to management of the Company.
(2) Return on average common stockholders' equity is computed as net income less preferred stock dividends paid, divided by average total common stockholders' equity.
(3) Funds employed include lending assets and investments, less credit balances of factoring clients.
(4) Managed assets include funds employed plus receivables previously securitized or sold and currently managed by the Company.


LENDING ASSETS AND INVESTMENTS
                                                         June 30,           December 31,           June 30,
BY BUSINESS SEGMENT                                        1999                 1998                 1998
(dollars in millions)                                -----------------    -----------------    -----------------
Domestic Commercial Finance Segment
   Corporate Finance                                      $ 4,439              $ 3,784              $ 3,744
   Leasing Services                                         3,110                2,840                2,469
   Real Estate Finance                                      1,919                2,044                2,142
   Small Business Finance                                   1,047                1,013                  760
   Commercial Services                                        922                  401                  454
   Other                                                      569                  687                  774
                                                          -------              -------              -------
Total Domestic Commercial Finance Segment                 $12,006              $10,769              $10,343
International Factoring and Asset Based
   Finance Segment                                          2,544                2,661                2,437
                                                          -------              -------              -------
Total lending assets and investments                      $14,550              $13,430              $12,780
                                                          =======              =======              =======

FEES AND OTHER INCOME
(dollars in millions)                              For the Three Months                 For the Six Months
                                                      Ended June 30,                      Ended June 30,
                                            ----------------------------------  ----------------------------------
                                                  1999              1998              1999              1998
                                            ----------------  ----------------  ----------------  ----------------
Factoring commissions                             $  30             $  32             $  58             $  59
Income of international joint ventures                8                 7                16                14
Fees and other income:
   Fee income and other                              48                41                89                66
   Net investment gains                              11                 5                44                22
   Securitization income                             10                 4                10                15
                                                  -----             -----             -----             -----
      Total fees and other income                 $  69             $  50             $ 143             $ 103
                                                  -----             -----             -----             -----
   Total non-interest income                      $ 107             $  89             $ 217             $ 176
                                                  =====             =====             =====             =====